KRONOS WORLDWIDE, INC.              Contact:  Gregory M. Swalwell
Three Lincoln Centre                          Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                      Financial Officer
Dallas, Texas   75240-2697                    (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


             KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND
                 ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING


         DALLAS, TEXAS - May 24, 2006 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents per share on its common stock, payable on June 26, 2006 to stockholders of record at the close of business on June 9, 2006.

         Kronos Worldwide also announced that its stockholders had re-elected each of its seven directors for terms of one year at the annual stockholder meeting held today. Kronos Worldwide's directors are: Cecil H. Moore, Jr., Keith
R. Coogan, George E. Poston, Glenn R. Simmons, Harold C. Simmons, R. Gerald Turner and Steven L. Watson.


         Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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